EMPLOYMENT AGREEMENT


     This Employment Agreement, is executed and effective for all purposes as of February 15, 2005, by and between Casey Systems Inc., a New York corporation having its principal office at 209 Lafayette Drive, Syosset, New York 11791 (the "Company") and Al Koenig, an individual residing at 3850 Sedgwick Avenue, Bronx, New York (the "Executive").

     In consideration of the terms and conditions hereinafter set forth, the parties hereto agree as follows:

     ss.1. Employment. The Company shall employ Executive to act as its President for a term (the "Term") of one (1) year effective as of February 15, 2005, or such earlier date as the Company may determine (the "Commencement Date"), as such Term may be extended as set forth below. The Term shall be automatically extended for successive one year periods unless either party delivers notice of its intention to terminate this Agreement within 30 days prior to the termination of the pending Year. This Section 1 shall be subject to the provisions of Section 5. Each 12 month period within such term shall be referred to as a "Year."

     ss.2. Duties. Executive agrees to use his best efforts to serve the Company well and faithfully as President or such other positions or titles as assigned by the Board of Directors as are commensurate with Executive's experience and capabilities. Executive shall devote his entire business efforts to the affairs of the Company. Executive also agrees to serve without additional compensation as an officer and director of such subsidiaries of the Company as the Company may request from time to time and assume such responsibility and authority for such entities as are comparable with Executive's responsibilities and authority hereunder and is reasonable under the circumstances. In his capacity as President. Executive will have such powers, authorities and responsibilities (directly or via direct subordinates) consistent with this Agreement as determined by the Board of Directors, the Chief Executive Officer of the Company's Parent Synergx Systems Inc (Synergx), or the Chairman of the Board of the Company, including but not limited to the following, which may be modified by the Board of Directors, the Chief Executive Officer of Synergx or the Chariman from time to time:

     2.1, Develop and supervise operational business processes and coordinate and control the day to day business of the Company.

     2.2 Supervise and direct all sales and marketing activities and

     2.3 Reviewing and approving all significant customer purchase orders and sales orders for technical purposes and proper margins.


     2.4 Together with the Chairman and the Company's Chief Financial Officer, prepare and monitor a budget and report on any deviation from same to the Board of Directors and to the CEO of Synergx.

     2.5 Reviewing all salary increases with associated department heads for compliance with the Budget. Reporting any deviation from Company policy to the the Board of Directors of Synergx. Submitting recommendations for any proposed change affecting the Budget.

     2.6 Responsible for the integrity, consistency and operation of all computer systems

     2.7 Supervise and direct all project engineering and project management activities and personnel to ensure projects are delivered as cost efficiently as possible and in compliance with specifications, code, etc.



     2.8 Supervising the activities of the Company's service organization and personnel including, without limitation, monitoring proper work practices, health and safety, compliance with law, compliance with union responsibilities and maximizing efficiency of personnel.

     2.9 Reviewing and approving all capital expenditures.

     2.10 Supervising the activities of the Company's support personnel and other departments (excluding the research and development, Comco and financial/accounting departments) including without limitation, secretarial support, material control, shipping and receiving, shop and quality control.

     2.11 Carrying out any directive that may be required by the Chairman or the Board of Directors not inconsistent with this Agreement or applicable law.

     2.12 Cost Review. Ensure review and analysis of costs (labor, material, etc.) on projects and service contracts as well as all manufactured items.

     2.13 Inventory. Together with the Chief Financial Officer, supervision and control of all inventory including all procurement and shipments as well as direction of appropriate inventory levels


     2.14 Suppliers/Contractors. Supervise relationships and agreements with all suppliers, subcontractors, etc..

     2.15 Review and and approve all expenses and expense reports.

     ss.3. Compensation. As compensation for all services to be rendered by Executive hereunder, the Company agrees to pay to Executive a "Base Salary" at the rate of $150,000 per Year. The following items will be provided in addition to the Base Salary:

     3.1 Automobile Expenses. Reimbursement, up to a maximum of $850 per month or $10,200 per year of Executive's automobile cost of ownership and maintenance.


     3.2 Payment. Executive's Base Salary shall be payable in weekly installments or in such other installments as the Company institutes from time to time. The Base Salary shall be calculated at the commencement of each Year for purposes of determining Executive's monthly or other periodic rate of pay.

     3.3 Salary revision.  During the term of this Agreement,  the provisions of
Section 3 (including the amount of and procedures relating to Base Salary) shall remain in effect from Year to Year unmodified, unless modified pursuant to an amendment to this Agreement executed by Executive and the Company. The Company agrees that during the Term of this Agreement, the Board of Directors will review the Base Salary annually to determine if an adjustment is warranted based on all factors the Board of Directors deems relevant including, without limitation, cost of living, the Company's financial condition and performance and Executive's performance and contribution.

     3.4 Stock Options. Promptly after execution of this Agreement, the Company shall grant to Executive, pursuant to the terms and conditions of the Company's Non-Qualified Stock Option Plan as may be in effect from time to time, options to purchase 20,000 shares of the Company's common stock, $.001 par value per share at an exercise price of $2.50per share

     3.5 Expenses. The Company shall reimburse all of Executive's reasonable business expenses in accordance with the Company's policies as in effect from time to time, including without limitation, cellular phone, home DSL, transportation, travel, entertainment, tolls, gasoline, parking and similar expenses.


     3.6. Bonus. Each fiscal year the Board of Directors shall consider, and if deems appropriate approve a bonus for Executive based on the Board of Directors determination of the Executive's performance, the Company's performance and financial condition and the Executive's contribution to the Company's performance.

     ss.4. Employee Benefits. During the term of this Agreement, and subject to his eligibility, Executive shall be entitled to participate in any employee benefit programs made generally applicable to all senior executives of the Company, now or hereafter in effect, on the same basis, and under the same terms and conditions as the Company's other senior executives. The Company's employee benefit programs for senior executives shall include, but not be limited to, long term disability insurance, family health insurance, life insurance, dental, 401-K, paid vacations and holidays. The Company will also cover the Executive under the Company's Directors and Officers Liability Insurance Policy as in effect from time to time.

     ss.5. Termination of Employment.

     5.1 For Cause. The Board of Directors of the Company may terminate Executive's employment hereunder and remove Executive from his position with the Company at any time for cause. The term "Cause" as used in this Agreement shall be deemed to refer to and include only:

     5.1.1 The willful and continued failure by Executive to substantially perform his duties pursuant to the terms of this Agreement without good cause, after a written demand for substantial performance is delivered to Executive by the Board of Directors, which notice specifically identifies the manner in which Executive has not substantially performed his duties (other than as a result of his death or incapacity, as defined in Section 5.3 below); or

     5.1.2  The  willful   engaging  by  Executive  in  misconduct  or  inaction
materially injurious to the Company. For purposes of this Section an act or failure to act shall not be considered "willful", unless done or omitted in bad faith without reasonable belief on Executive's part that his action or omission was in the best interest of the Company.

     For purposes of Section 5.1 of this Agreement, termination for Cause will not be deemed to have occurred unless there shall have been duly adopted by the Board of Directors of the Company at a meeting called and held for that purpose, a resolution finding that in the good faith opinion of the Board of Directors, Executive was guilty of conduct set forth in those Sections.

     5.2 Without Cause. The Board of Directors of the Company may terminate Executive's employment hereunder and remove Executive from his position with the Company without cause by written notice to Executive (the "Termination Notice"), in which case the provisions of Section 5.4 shall apply. The Company failing to renew this Agreement under the provision of Section 1 shall also be subject to this Section 5.2. In addition, a sale of all or substantially all of the assets or the Company, or the acquisition by a non-Affiliate of a majority of the voting stock of the Company (Change of Control) will be subject to this Section
5.2 in which case, the Executive, at his option within 30 days of the closing of any such transaction, may cause the provisions of this Section 5.2. to apply and terminate this Agreement as if the Company had terminated the Executive without cause.

     5.3 Disability or Death. If, in the judgment of the Company's Board of Directors, Executive fails to render services of the character contemplated hereby because of illness or other incapacity for a period of six (6) consecutive months, or for shorter periods aggregating more than six (6) months in any consecutive twelve (12) months, the Board of Directors may determine that Executive had become disabled and may elect to terminate his employment hereunder, effective as of the date of such determination. In the event of Executive's death during the term hereof, this Agreement shall terminate forthwith.


     5.4 Severance.  If  Executive's  employment  hereunder is terminated  under
Section 5.2, the Company shall pay Executive as severance pay, subject to appropriate deductions, one-twelfth (1/12) of his annual Base Salary for each full month occurring after his employment termination (hereinafter "Monthly Severance Payment") during the period (the "Severance Period") ending on the earlier of (I) the date Executive obtains new employment, either directly or indirectly, at an annual compensation in whatever form of not less than the annual Base Salary then in effect or (ii) twelve (12) months from the date of the Termination Notice; provided, however, that should Executive obtain new employment, directly or indirectly (through a corporation or other entity of which Executive or any family member is an employee, shareholder, etc.), at an annual compensation less than the Base Salary provided hereunder, each Monthly Severance Payment after such new employment commences shall be reduced by one-twelfth (1/12) of Executive's annual salary under such new employment; and provided further, that Executive shall make available to the Company, any and all documents pertaining to Executive's annual salary under such new employment, including, without limitation, pay stubs, W-2's and the appropriate portions of any income tax returns, that Company may reasonably request in order to make such adjustments. On the second anniversary of the Commencement Date, the Severance Period shall be modified to be the earlier of (I) the date Executive obtains new employment, either directly or indirectly, at an annual compensation in whatever form of not less than the annual Base Salary then in effect consistent with the foregoing or (ii) fiveteen (15) months from the date of the Termination Notice. On the third anniversary of the Commencement Date, the Severance Period shall be modified to be the earlier of (I) the date Executive obtains new employment, either directly or indirectly, at an annual compensation in whatever form of not less than the annual Base Salary then in effect consistent with the foregoing or (ii) eighteen (18) months from the date of the Termination Notice. In the event that Executive's employment shall be terminated pursuant to Sections 5.2 in connection with or resulting from Change of Control, then the Severance Period shall be eighteen (18) months without regard to any other employment or compensation which Executive might secure from a third party but reduced by any other compensation paid by the Purchaser of the Company or substantially all of its assets. For the duration of any period set forth in this Section 5.4, Executive shall continue to be entitled to benefits under
Section 4 and the automobile expense allowance under Section 3.1.

     5.5 Voluntary Termination. If Executive voluntarily terminates his employment hereunder other than as provided in Section 5.6, he shall (i) give three (3) months written notice and (ii) be paid Base Salary through the date of his termination and shall receive other compensation and benefits, if any, as provided under the Company's applicable plans and programs.

     5.6 Certain Changes Affecting Executive's Employment. "Certain changes affecting Executive's employment" shall mean any material diminution in benefits or employment conditions as a result of which Executive terminates his employment hereunder, including any of the following (in which case Sections 5.2 and 5.4 shall apply):

     5.6.1 the Company's failure to pay to Executive, without his consent, any portion of his Base Salary or other amounts due to Executive under Section 4 within ten (10) days of the date such payment is due;

     5.6.2 the Company's failure to continue in effect or continue Executive's participation in any compensation plan which is material to his total compensation or its failure to continue to provide him with benefits substantially similar to those provided to all senior executives;

     5.6.3 the shifting of Executive's principal office to a location that would require Executive to relocate his residence; or

     5.6.4 a material breach by the Company of its obligations under this Agreement.


     ss.6. Assignment; Survival. Except as provided below, neither party shall have the right to assign this Agreement or any rights or obligations hereunder without the consent of the other party; provided, however, that this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company, and their respective successors and assigns, upon liquidation, dissolution or winding up of the Company, or upon any sale of all or substantially all of the assets of the Company, or upon any merger or consolidation of the Company, as though successors and assigns of the Company and their respective successors and assigns were the Company. The respective rights and obligations of the parties hereunder will survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. Executive's executor or successors by will or descent shall have the right to enforce any of Executive's rights under the Agreement which survive termination.

     ss.7. Definitions. For purposes of this Agreement, the terms set forth below shall have the following meanings:

     7.1.1 Products. Finished and other products being, or being contemplated to be, manufactured, assembled, processed, distributed or marketed, in whole or in part, by the Company or any Affiliate.

     7.1.2 Confidential Information. That secret proprietary information of the Company or any Affiliate of whatever kind or nature disclosed to Executive or known by Executive (whether or not discovered or developed by Executive) as a consequence of or through his employment with the Company. Such proprietary information shall include without limitation, all customers lists, costs, price lists, employee information, supplier information, marketing information and strategies and all information relating to the Products, processing, manufacturing, assembly, quality control, know-how, research and development, sources of supplies and materials, operating and other cost data, distribution arrangements and Product proposals and marketing, any of which information is not generally known in the industry or in related industries in which the Company or any Affiliate engages in business (including industries supplying to or purchasing from the Company of any Affiliate) in the United States and Canada and shall specifically include all information contained in manuals, memoranda, formulae, plans, drawings and designs, specifications, equipment and machinery configurations, and records of the Company and any Affiliate legend or otherwise identified by the Company or any Affiliate as Confidential Information.

     7.1.3 Inventions. Those discoveries, developments, concepts and ideas whether or not patentable, relating to the Products and to the present and prospective activities of the Company or any Affiliate (which activities are known to Executive by reason of his employment with the Company).

     7.1.4 Affiliate. An entity controlling, controlled by or under common control, or in joint venture with the Company.

     7.2 Inventions. All Inventions which are at any time developed by Executive acting alone or in conjunction with others, during the period commencing with his employment by the Company, until the termination of this Agreement (or, if based on or related to Executive's activities with the Company or on behalf of any Affiliate or any Confidential Information or Invention(s) made by Executive within one year after the termination of Executive's employment) shall be the property of the Company, free of any reserved or other rights of any kind on Executive's part in respect thereof. Executive agrees promptly to make full disclosure of any such Inventions to the Company, and at its cost and expense to execute formal applications for patents and also to do all other acts and things (including, among others, the execution and delivery of instruments of further assurance or confirmation) deemed by the Company to be necessary or desirable at any time or times in order to effect the full assignment to the Company of his rights and title to such Inventions and otherwise to carry out the purposes of this section 7.

     7.3 Non-Disclosure. Except as required by his duties hereunder, Executive agrees that he will never, during or after his employment with the Company, directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential Information or Inventions without the prior written consent of the Company.


     7.4 Return of Proprietary Materials. Upon termination of his employment with the Company, all equipment, models, prototypes, designs, plans, drawings, documents, procedural manuals, specifications, guides and similar materials, records, notebooks and similar repositories of or containing Confidential Information or Inventions, including all whether prepared by Executive or others, will be left with or promptly returned by Executive to the Company.

     7.5 Non-Competition. For a period of two years from the termination of this Agreement, Executive will not solicit or accept work of a type peformed by the Company from {directly as an employee, partner, sub-contractor, consultant or otherwise} from any customer of the Company or on or with respect to any project, facility or installation to which the Company provides services on the date the Commencement Date or the date of termination of this Agremeent.

     7.6 Survival of Obligations. The Company's obligations under Section 5 and the Executive's obligations under this Section 7 shall survive termination of this Agreement.

     ss.8. Severability. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remaining terms or provisions thereof, which shall remain in force and effect, and, should any tribunal having jurisdiction determine that any such term or provision is unenforceable, by reason of its overbredth, whether as to time, geographical scope or otherwise, then such term or provision shall be deemed to be amended to reduce its scope by the degree of such overbredth.


     ss.9. Notices. All notices required or permitted hereunder shall be given or made in writing and shall be sufficiently given ten (10) days after sending by registered mail as follows, or to such other address as either party shall designate by notice so given to the other:

     If to the Company, at the address set forth on page 1 hereof;

with a copy to:

                           Dolgenos Newman & Cronin LLP
                           96 Spring Street
                           New York, New York  10012
                           Attention: Dennis McConnell, Esq.
                           Facsimile (212) 925-0690

     If to Executive, at the address set forth on page 1 hereof with a copy to:

                           James P. Demetriou
                           Attorney at Law
                           3625 Byron Court
                           Doylestown , PA 18901
                           Facsimile 215-794-4995 Fax




     ss.9. Governing Law. This Agreement shall be interpreted and construed under the laws of the State of New York applicable to contracts executed and to be performed wholly within that state.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

                                            Casey Systems Inc. .

                                            By:_______________________________
                                               Name: Joseph Vitale
                                               Title: Chairman of the Board



                                            __________________________________
                                                     Al Koenig